POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of TIME WARNER INC., a Delaware corporation (the "Corporation"), which will file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 or any other appropriate form for the registration under said Act of shares of Common Stock ($1.00 par value per share), and associated rights to purchase Series A Participating Cumulative Preferred Stock, in connection with the Time
Warner Inc. 1996 Stock Option Plan for Non-Employee Directors, hereby constitutes and appoints RICHARD J. BRESSLER, PETER R. HAJE, TOD R. HULLIN, JOHN A. LABARCA, GERALD M. LEVIN, PHILIP R. LOCHNER JR. AND RICHARD
D. PARSONS and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements and any and all amendments and post-effective amendments thereto, with power where appropriate to affix the corporate seal of the Corporation thereto and to attest said seal, and to file any such Registration Statement and any such amendment and post-effective amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has hereunto set his or her name as of the 16th day of May, 1996.

(i)    Principal Executive Officers:


       Gerald M. Levin, Director
        Chairman of the Board
        and Chief Executive Officer


        Richard D. Parsons
        Director and President
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(ii)   Principal Financial Officer:


        Richard J. Bressler, Senior Vice
        President and Chief Financial Officer


(iii)   Principal Accounting Officer:


          John LaBarca, Vice President
          and Controller

(iv)    Directors:

        Merv Adelson                                       Michael A. Miles

        Lawrence B. Buttenwieser                           J. Richard Munro

        Beverly Sills Greenough                            Donald S. Perkins

        Carla A. Hills                                     Raymond S. Troubh

        David T. Kearns                                    Francis T. Vincent

        Reuben Mark